QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
CHRISTOPHER & BANKS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

CHRISTOPHER & BANKS CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JULY 30, 2003

        The Annual Meeting of Shareholders of Christopher & Banks Corporation (the "Company") will be held on Wednesday, July 30, 2003 at 2800 LaSalle Plaza, 800 LaSalle Avenue, Minneapolis, Minnesota. The meeting will convene at 1:30 p.m., Central Time, for the following purposes:

  1.
  To elect two Class 3 directors to serve a three-year term;

  2.
  To approve an amendment to the Company's 1997 Stock Incentive Plan to increase the number of shares reserved for issuance under the plan;

  3.
  To ratify and approve the appointment of independent auditors for the Company for the current fiscal year; and

  4.
  To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        The Board of Directors has fixed the close of business on May 30, 2003 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and at any adjournments or postponements thereof.

For the Board of Directors,
William J. Prange Chairman
Christopher & Banks Corporation 2400 Xenium Lane North Plymouth, Minnesota 55441 June 16, 2003

All shareholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please sign, date and return the enclosed proxy card, which is located on the outside of the envelope, as promptly as possible in order to ensure your representation at the meeting. A postage-paid envelope is enclosed for this purpose. The proxy is solicited by management and may be revoked or withdrawn by you at any time before it is exercised.

CHRISTOPHER & BANKS CORPORATION

2400 Xenium Lane North
Plymouth, Minnesota 55441

PROXY STATEMENT

Annual Meeting of Shareholders—July 30, 2003

INFORMATION CONCERNING SOLICITATION
AND VOTING

        This Proxy Statement is furnished by the Board of Directors of Christopher & Banks Corporation (the "Company") in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders (the "Meeting") of the Company to be held on Wednesday, July 30, 2003, at 1:30 p.m. Central Time, at 2800 LaSalle Plaza, 800 LaSalle Avenue, Minneapolis, Minnesota, and at all adjournments thereof for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. ANY PROXY IN WHICH NO DIRECTION IS SPECIFIED WILL BE VOTED IN FAVOR OF EACH OF THE MATTERS TO BE CONSIDERED. This Proxy Statement and the Notice of Meeting and Proxy are being mailed to shareholders on or about June 16, 2003.

        The close of business on May 30, 2003 has been fixed as the record date for the determination of shareholders entitled to receive notice of and to vote at the Meeting. At that date, the Company's outstanding voting securities consisted of 24,804,637 shares of common stock, par value $.01 per share (the "Common Stock"). On all matters which will come before the Meeting, each shareholder or his proxy will be entitled to one vote for each share of Common Stock of which such shareholder was the holder of record on the record date. The aggregate number of votes cast by all shareholders present in person or by proxy at the Meeting will be used to determine whether a motion is carried. Thus, an abstention from voting on a matter by a shareholder, while included for purposes of calculating a quorum for the Meeting, has no effect on the item on which the shareholder abstained from voting. In addition, although broker "non-votes" will be counted for purposes of attaining a quorum, they will have no effect on the vote. Broker non-votes occur when brokers, who hold their customers' shares in street name, sign and submit proxies for such shares and vote such shares on some matters, but not others. This would occur when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote on "routine" matters, which include the election of directors, but not on non-routine matters.

        Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to its use by (i) delivering to the principal office of the Company a written notice of revocation, (ii) filing with the Company a duly executed Proxy bearing a later date or (iii) attending the Meeting and voting in person.

        The costs of this solicitation will be borne by the Company. The Company will request brokerage houses and other nominees, custodians and fiduciaries to forward soliciting material to beneficial owners of the Company's Common Stock. The Company will reimburse brokerage firms and other persons representing beneficial owners for their expenses in forwarding solicitation materials to beneficial owners.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of May 30, 2003: (i) by each of the executive officers included in the Summary Compensation Table set forth under the caption "Executive Compensation;" (ii) by each director; (iii) by all directors and executive officers of the Company as a group; and (iv) by each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock.

Name	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
Officers and Directors(1)
William J. Prange	680,629(2)	2.7%
Joseph E. Pennington	417,698(2)	1.7%
Ralph C. Neal	307,193(2)	1.2%
Andrew K. Moller	321,513(2)	1.3%
Kathryn R. Gangstee	73,876(2)	*
James J. Fuld, Jr.	151,326(2)	*
Donald D. Beeler	75,951(2)	*
Larry C. Barenbaum	40,313(2)	*
Anne L. Jones	75,939(2)	*
Robert Ezrilov	50,626(2)	*
All directors and executive officers as group (10 persons)	2,195,064(2)	8.6%
5% Shareholders
Liberty Wanger Asset Management, L.P.	2,855,500(3)	11.5%
T. Rowe Price Associates, Inc.	2,660,825(4)	10.7%
Wasatch Advisors, Inc.	2,619,735(5)	10.6%
FMR Corp.	2,090,984(6)	8.4%

*
Less than 1%

(1)
The business address for all individuals is 2400 Xenium Lane North, Plymouth, MN 55441

(2)
Includes the following number of shares purchasable by the indicated individuals and group within 60 days from the date hereof pursuant to the exercise of outstanding stock options: Mr. Prange, 196,250 shares; Mr. Pennington, 250,649 shares; Mr. Neal, 93,918 shares; Mr. Moller, 44,313 shares; Ms. Gangstee, 37,000 shares; Mr. Fuld, 25,313 shares; Mr. Beeler, 25,313 shares; Mr. Barenbaum, 25,313 shares; Ms. Jones, 75,939 shares; Mr. Ezrilov, 50,626 shares; and all directors and executive officers as a group, 824,634 shares.

(3)
According to the Schedule 13G filed on February 12, 2003 with the SEC, Liberty Wagner Asset Management, L.P. is an investment advisor which acquired the shares on behalf of its clients, including Liberty Acorn Trust. Liberty Wagner Asset Management, L.P. and its general partner, WAM Acquisition GP, Inc., share voting power and dispositive power over 2,855,500 shares. Liberty Acorn Trust shares voting power and dispositive power over 2,307,500 shares. The address of Liberty Wanger Asset Management, L.P. is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

(4)
According to the Schedule 13G filed on April 8, 2003 with the SEC, T. Rowe Price Associates, Inc. is an investment advisor to T. Rowe Price New Horizons Fund, Inc. T. Rowe Price Associates, Inc. has sole voting power over 552,650 shares and sole dispositive power over 2,660,825 shares. T. Rowe Price New Horizons Fund, Inc. has sole voting power over 1,350,000 shares. The address of T. Rowe Price Associates, Inc. and T. Rowe Price New Horizons Fund, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202.

(5)
According to the Schedule 13G filed on May 9, 2003 with the SEC, Wasatch Advisors, Inc. has sole voting and dispositive power over 2,619,735 shares. The address of Wasatch Advisors, Inc. is 150 Social Hall Avenue, Salt Lake City, Utah 84111.

(6)
According to the Schedule 13G filed on March 10, 2003 with the SEC, FMR Corp. has sole voting power over 579,609 shares and sole dispositive power over 2,090,982 shares. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

PROPOSAL ONE—
ELECTION OF CLASS 3 DIRECTORS

General

        The Company's Certificate of Incorporation provides that the Board of Directors be divided into three classes of directors of as nearly equal size as possible. The Company's Bylaws further provide that the total number of directors will be determined exclusively by the Board of Directors. Directors are elected for a term of three years and the terms are staggered. William J. Prange and James J. Fuld, Jr. are the directors in the class whose term expires at the Meeting. The Board of Directors have nominated and recommended that Messrs. Prange and Fuld be reelected as Class 3 directors, to hold office until the 2006 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. Each of the proposed nominees for election as directors has agreed to serve if elected.

        There is no family relationship among the nominees or between any nominee and any of the Company's other directors.

Voting Information

        Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect Messrs. Prange and Fuld. The affirmative vote of the majority of shares of Common Stock present and entitled to vote at the Meeting is necessary to elect each nominee. A shareholder submitting a Proxy may vote for all or any of the nominees for election to the Board of Directors or may withhold his or her vote from all or any of such nominees. IF A SUBMITTED PROXY IS PROPERLY

SIGNED BUT UNMARKED IN RESPECT OF THE ELECTION OF DIRECTORS, IT IS INTENDED THAT THE PROXY AGENTS NAMED IN THE PROXY WILL VOTE THE SHARES REPRESENTED THEREBY FOR THE ELECTION OF ALL OF THE NOMINEES. All of the nominees have agreed to serve the Company as a director if elected. However, should any nominee become unwilling or unable to serve if elected, the Proxy Agents named in the Proxy will exercise their voting power in favor of such other person as the Board of Directors of the Company may recommend. The Company's Certificate of Incorporation prohibits cumulative voting and requires that each director be elected by a majority of the voting power of the shares represented and voted at the Meeting.

        The table below gives certain information concerning the nominees and other directors:

Name	Age	Nominee or Continuing Director in Term	Director Since
William J. Prange	49	Director; nominee with term expiring in 2006	1998
James J. Fuld, Jr.(1)(3)	55	Director; nominee with term expiring in 2006	1986
Anne L. Jones(1)(3)	57	Director with term expiring in 2004	2000
Robert Ezrilov(2)(3)	58	Director with term expiring in 2004	2001
Joseph E. Pennington	57	Director with term expiring in 2005	1999
Larry C. Barenbaum(1)(2)(3)	56	Director with term expiring in 2005	1992
Donald D. Beeler(2)(3)	67	Director with term expiring in 2005	1992

(1)
Member of Compensation Committee
(2)
Member of Audit Committee
(3)
Member of Governance/ Nominating Committee

Nominees and Directors

Class 3 Directors

        William J. Prange has served the Company as Chairman and Chief Executive Officer since September 1999. From March 1998 through August 1999, he was President and Chief Executive Officer. He has served as a director of the Company since September 1998. From July 1997 through February 1998, Mr. Prange was President and Chief Merchandising Officer and from April 1995 through June 1997, he was Senior Vice President and General Merchandising Manager of the Company. From April 1994 through March 1995, Mr. Prange served as Vice President and General Merchandising Manager of the Company. From 1989 to 1994, he was President and General Merchandise Manager of American Specialty Stores (d/b/a the id). From 1987 to 1989, he was Vice President and General Merchandise Manager of American Specialty Stores. From 1985 to 1987, Mr. Prange was Vice President and General Merchandise Manager of Prange Department Stores.

        James J. Fuld, Jr.    has served as a director of the Company since 1986. From November 1986 to December 1990, he served as Secretary of the Company. Since December 1979, Mr. Fuld has been the Chairman, President and sole shareholder of James J. Fuld, Jr. Corp., a private financial and management consulting firm.

Class 1 Directors

        Anne L. Jones has served as a director of the Company since January 2000. From 1979 to the present, Ms. Jones has served as Chief Executive Officer of Jones Consulting Group, Inc., an organizational development consulting firm. Prior thereto, Ms. Jones served in various sales and product development capacities with IBM. Ms. Jones also serves on the Board of Directors of Goodhue County National Bank and River Region Health Care Systems, both of Red Wing, Minnesota.

        Robert Ezrilov has served as a director of the Company since August 2001. Mr. Ezrilov is an independent consultant. From July 1997 to April 2001, Mr. Ezrilov served as President of Metacom, Inc., a company that sells prerecorded music on interactive displays. Mr. Ezrilov was self-employed as a business consultant from April 1995 to July 1997. Prior to April 1995, he was a partner with Arthur Andersen LLP, which he joined in 1966. Mr. Ezrilov also serves on the Board of Directors of C. H. Robinson Worldwide, Inc., a transportation service provider and Zomax, Inc., an international outsource provider of process management services.

Class 2 Directors

        Joseph E. Pennington has served as director, President and Chief Operating Officer of the Company since September 1999. From March 1998 through August 1999, Mr. Pennington was Executive Vice President and Chief Operating Officer. Mr. Pennington was a Vice President of the Company from February 1997 through February 1998. From April 1996 through January 1997, Mr. Pennington was self-employed, providing consulting services to retail companies including the Company.

        Mr. Pennington was President and Chief Executive Officer of American Specialty Corp., d/b/a the id, from June 1994 through March 1996. From January 1990 through May 1994, he was a Vice President of the id. From 1976 through 1989, Mr. Pennington held various positions with Foxmoor Stores, including Vice President from 1984 through 1989.

        Larry C. Barenbaum has served as a director of the Company since March 1992. Since November 1991, Mr. Barenbaum has engaged in investment activities and has provided consulting services to various companies in the specialty retail and services industries. From 1986 to November 1991, Mr. Barenbaum was Chairman and Chief Executive Officer of Lawrence Jewelry Company, a fashion, wholesale jewelry distribution company he founded in 1970.

        Donald D. Beeler has served as a director of the Company since March 1992. From 1986 to October 1999, Mr. Beeler was Chairman and Chief Executive Officer of Snyder's Drug Stores, Inc. ("Snyder's"), a Minneapolis-based retailer which operated a chain of 56 stores. In addition, Snyder's operated a wholesale program, by contract, which supplied over 800 independent retailers in the United States. In October 1999, Snyder's was sold to Katz Enterprises, Inc. and Mr. Beeler retired.

Meetings and Committees of the Board of Directors

        During the fiscal year ended March 1, 2003, the Board of Directors held five meetings. Each director attended at least 75% of the aggregate total number of meetings of the Board of Directors plus the total number of meetings of all committees of the Board on which he or she served. The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance/Nominating Committee.

        The Audit Committee oversees the accounting and financial reporting process, the internal control function and the audit of the financial statements of the Company. The Audit Committee is directly responsible for the selection of the independent accountants and reviews the scope and results of the annual audit and any accompanying reports of the independent accountants. The Audit Committee pre-approves all audit and non-audit services provided by the independent accountants. The Audit Committee was comprised of Messrs. Beeler (Chair), Barenbaum and Ezrilov. All members are "independent" for purposes of the New York Stock Exchange listing standards and the Sarbanes-Oxley Act of 2002. Additionally, Mr. Ezrilov qualifies as a "financial expert" as defined in the recently issued SEC rules. The Audit Committee held seven meetings during the last fiscal year.

        The Compensation Committee determines the compensation for executive officers of the Company and establishes the Company's compensation policies and practices. The Compensation Committee also approves stock option grants to employees of the Company, including officers who are not directors of the Company, pursuant to the Company's Stock Option Plan. The Compensation Committee was comprised of Messrs. Fuld (Chair), Barenbaum and Beeler. Effective in April 2003, Mr. Beeler left this committee and was replaced by Ms. Jones. All members are "independent" for purposes of the New York Stock Exchange listing standards and the Sarbanes-Oxley Act of 2002. The Compensation Committee held two meetings during the last fiscal year.

        The Corporate Governance/Nominating Committee was formed in April 2003. The Corporate Governance/Nominating Committee identifies and presents qualified persons for election and re-election to the Board of Directors, establishes the Company's Corporate Governance Guidelines, and oversees an annual review of the Board's performance by its members. With respect to Board of Director nominees, any shareholder wishing to propose a nominee should submit a recommendation in writing to the Company's Secretary, indicating the nominee's qualifications and other relevant biographical information and providing confirmation of the nominee's consent to serve as a director. Such proposals for nominees will be given due consideration by the Corporate Governance/Nominating Committee for recommendations to the Board based on the nominee's qualifications. The Corporate Governance/Nominating Committee is comprised of Messrs. Fuld,

Barenbaum, Beeler and Ezrilov and Ms. Jones. All members are "independent" for purposes of the New York Stock Exchange listing standards and the Sarbanes-Oxley Act of 2002. The Corporate Governance/Nominating Committee did not meet during the last fiscal year but will meet on a quarterly basis in fiscal 2004.

Compensation of Directors

        In the first quarter of fiscal 2003, the Company compensated directors who are not employed by the Company $3,000 plus expenses. Committee members also received $250 in the first quarter for serving on a committee and committee chairpersons received $500 in the first quarter.

        In the remaining quarters of fiscal 2003, the Company compensated directors $6,250 per quarter plus expenses. Committee members received $250 per quarter for serving on a committee and Committee chairpersons received $1,000 per quarter. Directors who chaired more than one committee received an additional $500 per quarter.

1998 Director Stock Option Plan

        Effective April 8, 1998, the Company established the 1998 Director Stock Option Plan (the "1998 Director Plan"), which provides for the issuance by the Company of a maximum of 506,250 shares of Common Stock to non-employee directors upon the exercise of options.

        The 1998 Director Plan provides for the automatic annual grant of non-qualified options to each non-employee director to purchase 25,313 shares of Common Stock. Such options are granted at an exercise price equal to the fair market value of the shares on the date of each annual meeting of shareholders, at which non-employee directors are reelected, or otherwise continue to serve as a director. The 1998 Director Plan is administered by the Board of Directors. Unless previously terminated by or with the approval of the Board of Directors, the 1998 Director Plan will terminate on July 17, 2008. Options which expire, or are cancelled or terminated without having been exercised, may be regranted to other non-employee directors under the 1998 Director Plan.

2002 Non-Employee Director Stock Option Plan

        On April 11, 2002, the Board of Directors of the Company adopted the 2002 Non-Employee Director Stock Option Plan (the "2002 Director Plan").

        The 2002 Director Plan provides for the granting of options ("Director Options") to purchase Common Stock to each member of the Board of Directors who is not an employee of the Company (each, a "Non-Employee Director"). The amount, timing and other material terms of the Director Options are fixed under the 2002 Director Plan. Each Non-Employee Director who is serving on the Board of Directors as of the date immediately following the 2003 Annual Meeting of Shareholders will receive a Director Option to purchase 12,000 shares of Common Stock. On the date following each annual meeting of shareholders, each Non-Employee Director then serving on the Board will receive a Director Option to purchase 12,000 shares of Common Stock. The aggregate number of shares of the Company's Common Stock authorized to be issued under the 2002 Director Plan is 210,000, subject to adjustment in the event of a change in capitalization of the Company. The exercise price of each Director Option will be equal to the fair market value of the underlying shares as of the grant date of such Director Option. The ordinary term of each Director Option is five years, but a Director Option may terminate sooner if the Non-Employee Director ceases to serve on the Board.

        The 2002 Director Plan provides that if there is any change in the outstanding shares of Common Stock by reason of any stock split, stock dividend, recapitalization, reorganization or combination of shares or other similar event, then appropriate adjustments shall be made to the number of and/or class of securities for which automatic grants of Director Options are to be subsequently made to each newly-elected or continuing non-employee director, as well to the purchase price per share relating thereto; provided, however, in no event shall an annual grant of a Director Option exceed 22,000 shares of Common Stock. The 2002 Director Plan is administered by the Board of Directors. Unless previously terminated by or with the approval of the Board of Directors, the 2002 Director Plan will terminate on April 10, 2012.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

        Section 16(a) of the Securities Exchange Act of 1934 as amended (the "Securities Act") requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission (the "Commission") and the New York Stock Exchange. Such officers, directors and ten percent shareholders are also required by the Commission's rules to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of such forms received by it, or representation from certain reporting persons that no Form 5's were required for such persons, the Company believes that during the fiscal year ended March 1, 2003, all Section 16(a) filing requirements applicable to its executive officers, directors and ten percent shareholders were complied with, except for Mr. Prange who filed a late Form 4 on two occasions for gifts of stock, Messrs. Beeler, Fuld and Ezrilov and Ms. Jones who filed a late Form 4 on one occasion in connection with the grant of stock options, Mr. Barenbaum who filed a late Form 4 on two occasions for stock trades, Ms. Gangstee who filed a late Form 4 on one occasion for stock trades and Julie M. Rouse, Vice President and General Merchandise Manager—C. J. Banks, and Thomas A. Guetter, Vice President of Information Technology, who filed a late Form 3 in connection with promotions and classifications as reporting persons under Section 16(a).

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

        Decisions and recommendations regarding the compensation of the Company's executives are made by a three member Compensation Committee (the "Committee") composed entirely of non-employee directors. The Committee has responsibility to review, establish and change compensation programs for the Company's officers to most accurately reflect the current needs of the Company and best measure and reward the performances of its executives. The following is a report of the Compensation Committee of the Company describing the compensation policies and rationale applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the year ended March 1, 2003.

To the Board of Directors:

Compensation Philosophy

        The Company's executive compensation programs are designed to attract and retain highly qualified executives and to motivate them to maximize shareholder value by achieving strategic Company goals. The Committee attempts to balance short and long-term considerations in appropriately rewarding individuals who are responsible for the Company's profitability, growth and enhancement of shareholder value. Compensation for executive officers consists of: (i) base salary, (ii) an annual cash incentive award, and (iii) a long-term incentive, through a stock option plan. The Committee strongly believes that management's compensation should be structured to emphasize the relationship between pay and performance by placing a meaningful portion of compensation at risk and subject to the achievement of financial goals and objectives. Additionally, such qualitative factors as leadership skills, planning initiatives, technical skills, and employee development have been deemed to be important factors to take into account in considering levels of compensation.

Components of Compensation

        Base Salary—Compensation levels for each of the Company's executive officers, including the Chief Executive Officer, are generally set within the range of salaries that the Committee believes are paid to executive officers with comparable qualifications, experience and responsibilities at similar companies. In setting compensation levels, the Committee takes into account such factors as (i) the Company's past financial performance and future expectations; (ii) individual performance and experience, (iii) competitive pressures to retain key employees and (iv) past salary levels. The Committee does not assign relative weights or rankings to these factors, but instead makes a determination based upon the consideration of all of these factors as well as the progress made with respect to the Company's long-term goals and strategies. Generally, salary decisions for the Company's executive officers are adjusted as specified in employment agreements or are made near the beginning of each fiscal year.

        Cash Incentive Awards—To encourage performance and to provide a direct link with executive compensation, the Company pays annual cash bonuses in accordance with the Company's bonus plans. Under the bonus plans, senior executive bonuses are primarily based on the Company's performance as measured against an increase in the Company's pre-tax, pre-bonus earnings. Annual pre-tax, pre-bonus earnings targets are set by the Committee based on the Company's pre-tax, pre-bonus earnings budget and prior year earnings.

        Long-Term Incentive Compensation—The Committee believes that granting stock options to executive officers and key employees provides an incentive for them to make decisions which are in the long-term best interest of the Company. In determining stock option grants, the Committee considers the executive's current option program; his or her contribution to the Company's performance and anticipated future contributions toward meeting the Company's long-term strategic goals; and competitive industry practice.

Chief Executive Officer's Fiscal 2003 Compensation

        A majority of the total potential compensation for William J. Prange, the Company's Chief Executive Officer, is in the form of an annual incentive bonus and stock option awards that varies in value according to the Company's financial performance. Mr. Prange's fiscal 2003 incentive bonus and stock option award compensation were earned under the same plans made available to other executive officers of the Company.

        Salary.    Mr. Prange's fiscal 2003 base salary was established by the terms of his employment agreement, which was entered into with the Company on March 1, 2000 and amended and restated on March 1, 2002 and provided for an annual base salary of $700,000 in fiscal 2003. Mr. Prange's fiscal 2003 annual base salary represented an increase of 55.6% over his fiscal 2002 base salary of $450,000.

        Bonus.    The annual incentive bonus portion of Mr. Prange's compensation was awarded under the 2001 Senior Executive Incentive Plan which is based on a formula which compares actual pre-tax, pre-bonus earnings to the Company's pre-tax, pre-bonus earnings as determined on an annual basis by the Compensation Committee. For fiscal 2003, Mr. Prange received a bonus of $935,679.

        Stock Awards.    Mr. Prange was not awarded any stock option grants in fiscal 2003.

Compliance with Section 162(m) of the Internal Revenue Code of 1986

        The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, as amended. Section 162(m) limits deductions for certain executive compensation in excess of $1,000,000 in any given year. Certain types of compensation are deductible only if performance criteria are specified in detail and payments are contingent on shareholder approval of the compensation arrangement. The Company believes that it is in the best interests of its shareholders to structure compensation arrangements to achieve deductibility under Section 162(m), except where the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives. The Committee will continue to monitor issues concerning the deductibility of executive compensation and will take appropriate action if and when it is warranted. Since corporate objectives may not always be consistent with the requirements for full deductibility, the Committee is prepared, if it deems appropriate, to enter into compensation arrangements under which payments may not be deductible under Section 162(m). Thus, deductibility will not be the sole factor used by the Committee in ascertaining appropriate levels or modes of compensation.

Members of the Compensation Committee
James J. Fuld, Jr., Chairman Larry C. Barenbaum Anne L. Jones

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors of the Company consists of three independent directors and operates under a written charter adopted by the Board of Directors. Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

        In this context, the Committee has met and held discussions with management and PricewaterhouseCoopers LLP, the Company's independent accountants. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company's independent accountants also provided to the Committee the written disclosures required by Independence Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed the independence of PricewaterhouseCoopers with representatives of that firm. The Audit Committee also considered whether the provision of any nonaudit services was compatible with maintaining the independence of PricewaterhouseCoopers LLP as the Company's independent auditors.

        Based upon the Committee's discussion with management and the independent accountants and the Committee's review of the representations of management and the report of the independent accountants, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended March 1, 2003 filed with the Securities and Exchange Commission.

Members of the Audit Committee
Donald D. Beeler, Chairman Larry C. Barenbaum Robert Ezrilov

Summary Compensation Table

        The following table sets forth, the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the other four most highly compensated executive officers of the Company.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)(2)	Awards Options (#)(3)	All Other Compensation ($)(4)
William J. Prange Chairman and Chief Executive Officer	2003 2002 2001	700,000 450,000 400,000	935,679 1,258,177 2,077,003	— — —	— 250,000 225,000	58,488 20,930 20,930
Joseph E. Pennington President and Chief Operating Officer	2003 2002 2001	390,000 290,000 260,000	362,576 487,986 807,964	— — —	— 120,000 112,500	9,918 8,739 8,271
Ralph C. Neal Executive Vice President of Store Operations	2003 2002 2001	355,000 260,000 230,000	362,576 487,986 880,747	— — —	— 120,000 112,500	7,020 6,075 5,877
Andrew K. Moller Senior Vice President and Chief Financial Officer	2003 2002 2001	250,000 200,000 155,000	163,744 200,000 205,000	— — —	— 30,000 45,000	4,500 3,825 3,825
Kathryn R. Gangstee Senior Vice President and Division President— Christopher & Banks	2003 2002 2001	225,000 160,000 137,500	144,000 160,000 187,500	— — —	— 30,000 45,000	4,465 3,825 3,825

(1)
Reflects bonus earned during the fiscal year.

(2)
In accordance with Securities and Exchange Rules, amounts that do not exceed the lesser of $50,000 or 10% of total annual salary and bonus have been omitted.

(3)
On February 12, 2001 and December 12, 2001, the Company effected 3-for-2 stock splits. The option award amounts above reflect the effect of the stock splits.

(4)
"All Other Compensation" includes the following amounts contributed by the Company during the fiscal year under the Company's Retirement Savings Plan for each of the named officers: $4,500, $3,825 and $3,825 for Mr. Prange in 2003, 2002 and 2001, respectively, $4,500, $3,825 and $3,825, for Mr. Pennington for 2003, 2002 and 2001, respectively, $4,500, $3,825 and $3,825 for Mr. Neal in 2003, 2002 and 2001, respectively, $4,500, $3,825 and $3,825 for Mr. Moller for 2003, 2002 and 2001, respectively, and $4,465, $3,825 and $3,825 for Ms. Gangstee in 2003, 2002, and 2001, respectively. Life insurance premiums were paid on behalf of each named executive officer in the amount of $53,988 for Mr. Prange, $5,418 for Mr. Pennington, and $2,520 for Mr. Neal in 2003, $17,105 for Mr. Prange, $4,914 for Mr. Pennington and $2,250 for Mr. Neal in 2002, and $17,105 for Mr. Prange, $4,446 for Mr. Pennington and $2,052 for Mr. Neal in 2001.

        The following table sets forth, for each of the executive officers named in the Summary Compensation Table above, the value realized upon the exercise of options in fiscal 2003 and the year-end value of unexercised options.

Option Exercises and Value of Options at End of Fiscal 2003

			Number of Unexercised Options at End of Fiscal 2003 (#)		Value of Unexercised In-the-Money Options at End of Fiscal 2003($)(2)
	Shares Acquired on Exercise (#)	Value Realized ($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
William J. Prange	156,375	$3,810,575	50,000	436,250	—	$1,580,172
Joseph E. Pennington	51,958	$1,498,173	174,461	213,188	$1,325,040	$851,596
Ralph C. Neal	51,957	$1,645,716	71,418	203,063	$288,182	$728,588
Andrew K. Moller	44,438	$1,053,639	10,000	97,626	—	$655,696
Kathryn R. Gangstee	96,876	$3,311,157	28,000	47,000	$46,679	$70,019

(1)
Calculated based on the closing price of the Company's Common Stock on the exercise date less the exercise price.

(2)
Calculated based on the closing price of the Company's Common Stock on February 28, 2003 of $14.26.

Employment and Other Agreements

        On March 1, 2002, the Company amended and restated its employment agreements with Messrs. Prange, Pennington and Neal. These employment agreements extend the terms of employment for Mr. Prange to March 1, 2007 and for Messrs. Pennington and Neal to March 1, 2006. Under these employment agreements, the base salaries for Messrs. Prange, Pennington and Neal for fiscal 2004 are $800,000, $455,000 and $420,000, respectively.

        Mr. Moller is employed under a three-year employment agreement which commenced on March 1, 2001 which provides for a base salary of $265,000 for fiscal 2004.

        The foregoing employment agreements provide that each executive is entitled to certain severance benefits in the event that their employment is terminated by the Company "without cause" or by such executive following a "change of control" (both as defined in the employment agreements). With respect to Messrs. Prange, Pennington, Neal and Moller, the executive would receive his salary for the longer of (i) the remaining term of the employment agreement or (ii) one year from notice of termination, less any cash compensation earned by the executive by other reemployment during the period. Each of the employment agreements contains a covenant not to compete with the Company for (i) the period during which they receive severance benefits in the event of their termination by the Company "without cause" or at their election upon a "change of control," and (ii) a period of one year in the event of their termination for any other reason. The employment agreements also provide for the immediate vesting of unvested stock options in the event of a change of control.

Bonus Plans

        Under the Company's Senior Executive Incentive Plan and Management Bonus Plan (the "Bonus Plans") certain key management employees of the Company, including all executive officers, are eligible to receive annual bonuses. Bonuses are based on a formula which compares actual pre-tax, pre-bonus earnings to the Company's targeted pre-tax, pre-bonus earnings as determined on an annual basis by the Compensation Committee. In the event that actual pre-tax, pre-bonus earnings are less than or equal to the hurdle rate set by the Compensation Committee at the end of each fiscal year, no bonuses are paid by the Company. In fiscal 2003, Mr. Prange, Mr. Pennington, Mr. Neal, Mr. Moller, and Ms. Gangstee earned bonuses of $935,679, $362,576, $362,576, $163,744, and $144,000, respectively.

Section 401(k) Plan

        Effective March 1991, the Company established the Christopher & Banks Corporation Retirement Savings Plan, a voluntary tax deferred retirement plan qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "401(k) Plan"). Pursuant to the 401(k) Plan, eligible employees (employed at the Company for more than one year) may elect to contribute up to 16% of their compensation, subject to limitations under the Internal Revenue Code, to the 401(k) Plan. Effective March 1, 1999, the Company amended the 401(k) Plan to allow for fixed quarterly Company matching contributions of 50% of the first 3% of the participant's pre-tax contributions and 25% of the next 3% of the participant's pre-tax contributions. Matching contributions vest at a rate of 25% per year. Neither employee nor Company contributions to the 401(k) Plan are taxable to the employee until such amounts are distributed to the employee, and Company contributions are tax deductible by the Company at the time of contribution. The Company made a contribution for fiscal 2003 in the amount of $386,242, including $4,500 on behalf of Mr. Prange, Mr. Pennington, Mr. Neal, and Mr. Moller and $4,465 on behalf of Ms. Gangstee.

COMPARATIVE STOCK PERFORMANCE

        The graphs below compare the cumulative total shareholder return on the Common Stock of the Company (C&B) since February 28, 1998 to the cumulative total shareholder return of (i) the S&P 500 index, (ii) S&P Apparel Retail index, (iii) the Nasdaq Stock Market (U.S. Companies) index and (iv) the Nasdaq Retail Trade index. The comparisons assume $100 was invested on February 28, 1998 in the Company's common stock, in the S&P 500 index, the S&P Apparel Retail index, the Nasdaq Stock Market index and the Nasdaq Retail Trade index and assumes reinvestment of dividends, if any. On July 17, 2002, the Company's common stock commenced trading on the New York Stock Exchange (NYSE). The Company's common stock had previously been listed on NASDAQ. In light of the move to the NYSE, the S&P indexes are more appropriate for comparative purposes on a continuing basis. The information contained in this graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into any such filing.

PROPOSAL TWO—
PROPOSAL TO INCREASE THE NUMBER OF SHARES
AUTHORIZED UNDER THE 1997 STOCK INCENTIVE PLAN

        On April 10, 2003, the Company's Board of Directors adopted, subject to shareholder approval, an amendment to the Company's 1997 Stock Incentive Plan (the "1997 Incentive Plan") increasing the number of shares of Common Stock authorized for issuance under the 1997 Incentive Plan by 700,000 shares to an aggregate of 4,642,188 shares. The 1997 Incentive Plan permits the granting of: (a) incentive stock options; (b) nonqualified stock options; and (c) restricted stock awards in such form and upon such terms as the Compensation Committee may approve from time to time. The Board of Directors believes that stock options have been, and will continue to be, an important compensation element in attracting and retaining key employees. As of May 30, 2003, 270,256 shares of Common Stock remained available for future grants of stock options under the 1997 Incentive Plan and the market value of the Company's Common Stock was $28.95 per share.

Summary of the 1997 Incentive Plan

        Purpose.    The purpose of the 1997 Incentive Plan is to (1) advance the interests of the Company and its shareholders by providing an incentive to attract and retain the officers and other key employees of the Company and its subsidiaries who are primarily responsible for the management and successful growth of the business of the Company and its subsidiaries; (2) closely associate the interests of the management and directors of the Company with the shareholders by reinforcing the relationship between employee stock options and shareholder gains; (3) provide management with an equity ownership in the Company commensurate with the Company's performance as reflected in increased shareholder value; and (4) maintain competitive compensation levels.

        Eligibility.    All officers and other key employees are eligible to receive "Incentive Stock Options" meeting the requirements of Section 422A of the Internal Revenue Code of 1986 (the "Code"), as amended, and the regulations thereunder under the 1997 Incentive Plan (the "Incentive Stock Options"). Full or part-time employees, directors who are not employees, consultants or independent contractors to the Company or any subsidiary of the Company are eligible to receive options which do not qualify as Incentive Stock Options ("Nonqualified Stock Options").

        Administration.    The 1997 Incentive Plan is administered by the Company's Compensation Committee, currently composed of Messrs. Fuld (Chair) and Barenbaum and Ms. Jones. The Compensation Committee has the authority to adopt rules and regulations for carrying out the 1997 Incentive Plan, to select the individuals to whom grants of stock options and/or stock awards will be made, to determine the number of shares to be optioned or awarded to each such individual and to interpret, construe and implement the provisions of the 1997 Incentive Plan. Decisions of the Compensation Committee shall be binding upon the Company and upon all individuals eligible to participate in the 1997 Incentive Plan.

        Stock Options.    The term of an Incentive Stock Option may not exceed 10 years (or five years if issued to an optionee who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company, any subsidiary or affiliate). The aggregate fair market value of the Common Stock with respect to which an Incentive Stock Option is exercisable for the first time by an optionee during any calendar year may not exceed $100,000. The exercise price under a stock option (including Incentive and Nonqualified Stock Options) may not be less than the fair market value of the Common Stock on the date the option is granted (or, in the event the optionee owns more than 10% of the combined voting power of all class of stock of the Company, the exercise price under an Incentive Stock Option may not be less than 110% of the fair market value of the stock on the date the option is granted). Fair market value means the closing price on such date or the next business day, if such date is not a business day, of a share of Common Stock reflected in the consolidated trading tables of the Wall Street Journal (presently as listed on the New York Stock Exchange).

        Stock options may be exercised during varying periods of time after termination of an optionee's employment, depending upon the reason for the termination. Following an optionee's death, the optionee's stock options may be exercised by the optionee's legal representative, heir or devisee for a period of one year or until the expiration of the stated term of the option, whichever is less. The time period that applies if the optionee is terminated by reason of disability is one year. The time period that applies if the optionee is terminated by reason of retirement is three months unless the Compensation Committee provides otherwise. If the optionee's employment by the Company terminates for any other reason and no agreement entered into by the Company indicates otherwise, the optionee's stock options may be exercised to the extent they were then exercisable no later than the date of such termination.

        No option granted under the 1997 Incentive Plan may be assigned, transferred, pledged or otherwise encumbered by the individual to whom it is granted, otherwise than by will or the laws of descent and distribution. If any shares of Common Stock subject to any options are not purchased or are forfeited, the shares previously used for such options become available for future grants under the 1997 Incentive Plan.

        Restricted Stock.    Under the 1997 Incentive Plan, the Compensation Committee may grant restricted stock awards that result in shares of Common Stock being issued to a participant subject to restrictions against disposition during a restricted period established by the Compensation Committee. The Compensation Committee may condition the grant of restricted stock upon the attainment of specified performance goals or service requirements. The provisions of restricted stock awards need not be the same with respect to each recipient.

        Restricted stock granted under the 1997 Incentive Plan would be held in custody by the Company until the restrictions thereon have lapsed. During the period of the restrictions, a participant has the right to vote the shares of restricted stock and to receive dividends. Unless and until any restrictions on the shares have fully lapsed, participants shall have no right to sell, transfer, pledge or assign the restricted stock. Except as otherwise provided in the award agreement, upon termination of employment, all such shares with respect to which restrictions have not lapsed will be forfeited by the participant, subject to the right of the Compensation Committee to waive such restrictions in the event of a participant's death, total disability, retirement or under special circumstances approved by the Compensation Committee.

        Amendment or Termination.    The 1997 Incentive Plan terminates in 2007, and no awards may be made after such date. However, unless otherwise expressly provided in the 1997 Incentive Plan, any option granted may extend beyond the termination date of the 1997 Incentive Plan. The Company's Board of Directors may amend, alter, or discontinue the 1997 Incentive Plan in any respect; provided however, that no such amendment, alteration or discontinuation may impair the terms and conditions of any option without the consent of the optionee and shareholder approval is required to (i) increase the aggregate number of shares subject to the 1997 Incentive Plan (other than increases due to changes in capitalization), (ii) change the manner of determining the minimum option price, (iii) extend the period during which options may be granted or exercised, (iv) change the designation of the class of employees eligible to receive grants under the 1997 Incentive Plan, (v) amend the 1997 Incentive Plan in any manner that will cause incentive options issued under it to fail to meet the requirements of the Code, or (vi) materially increase the benefits accruing to participants under the 1997 Incentive Plan.

Federal Income Tax Consequences

        Incentive Stock Options.    Some of the options to be granted to employees pursuant to the 1997 Incentive Plan may be intended to qualify as Incentive Stock Options. Under present law, the optionee recognizes no taxable income when the Incentive Stock Option is granted. In addition, an optionee generally will not recognize taxable income upon the exercise of an Incentive Stock Option if he or she exercises it as an employee or within three months after termination of employment (or within one year after termination if the termination results from a permanent and total disability). However, the amount by which the fair market value of the shares at the time of exercise exceeds the aggregate exercise price paid will be alternative minimum taxable income for purposes of applying the alternative minimum tax, and under proposed regulations which would become effective only if finalized, for stock options exercised on or after January 1, 2003 such amount would also be subject to FICA and FUTA taxes. If the optionee does not dispose of the shares acquired upon such exercise for a period of two years from the granting of the Incentive Stock Option and one year after exercise of the option, the optionee will receive capital gains treatment on any gain recognized when he or she sells the shares. The Company is not entitled to any compensation expense deduction under these circumstances. If the applicable holding periods are not satisfied, then any gain recognized in connection with the disposition of such stock will generally be taxable as ordinary compensation income in the year in which the disposition occurred, in the amount by which the lesser of (i) the fair market value of such stock on the date of exercise, or (ii) the amount recognized on the disposition of the shares, exceeds the option exercise price. The balance of any gain or loss recognized on such a premature disposition will be characterized as a capital gain or loss. The Company is entitled to a corresponding tax deduction in an amount equal to the ordinary compensation income recognized by the optionee as a result of the early disposition.

        Nonqualified Stock Options.    Nonqualified Stock Options granted under the 1997 Incentive Plan are not intended to and do not qualify for the tax treatment described above for Incentive Stock Options. Under present law, an optionee generally will not recognize any taxable income at the time a Nonqualified Stock Option is granted to the optionee pursuant to the 1997 Incentive Plan. Upon exercise of the option, the optionee will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the aggregate exercise price. The amount recognized as ordinary income by the optionee will increase the optionee's basis in the shares acquired pursuant to the exercise of the Nonqualified Stock Option. The Company is entitled to a corresponding tax deduction in an amount equal to the ordinary compensation income recognized by the optionee upon exercise of the Nonqualified Stock Option. Upon the subsequent sale of shares by the optionee, any resulting gain or loss will generally be characterized as long-term or short-term capital gain or loss, depending upon the optionee's holding period for such shares.

        Restricted Stock.    The grant of restricted stock will not result in immediate income for the participant or in a deduction for the Company for federal income tax purposes, assuming the shares are nontransferable and subject to restrictions which would result in a "substantial risk of forfeiture." When the shares become transferable or are no longer subject to such restrictions, the participant will recognize compensation income equal to the fair market value of the shares on that date less any amount paid for the shares. Dividends paid on any restricted stocks and received by a participant during the restricted period also will be taxable compensation income to the participant. In any event, the Company will be entitled to a tax deduction to the extent, and at the time, that a participant realizes compensation income. A participant may elect, under Section 83(b) of the Code, to be taxed on the value of the stock at the time of award. If this election is made, the fair market value of the stock at the time of the election is taxable to the participant as compensation income, and the Company is entitled to a corresponding deduction. Dividends on the stock are then taxable to the participant as ordinary income, not compensation income, and are no longer deductible by the Company.

        Participants may be required to pay in cash to the Company any taxes required to be withheld at the date restrictions lapse with respect to restricted stock. The participant may elect to satisfy such withholding taxes, in whole or in part, by having the Company withhold shares of restricted stock to which he or she is entitled that have an aggregate fair market value equal to the amount required to be withheld. The Company then would pay the tax liability from its own funds.

Board Recommendation and Shareholder Vote Required

        The Board of Directors recommends a vote FOR the proposal to amend the 1997 Incentive Plan. The affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the Meeting on this item of business is necessary to approve the proposal. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to approve the proposal. Shares held by persons who abstain from voting on the proposal and broker "non-votes" will not be voted for or against the proposal. Shares held by persons abstaining and broker "non-votes" will be counted in determining whether a quorum is present for the purpose of voting on the proposal.

Equity Compensation Plan Information

        The following table provides information regarding the Company's Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company's existing compensation plans as of May 30, 2003, consisting of the Company's 1997 Stock Incentive Plan, 1998 Director Stock Option Plan and 2002 Non-Employee Director Stock Option Plan:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,176,232	$19.67	480,256
Equity compensation plans not approved by security holders	—	—	—

Total	2,176,232	$19.67	480,256

PROPOSAL THREE—
RATIFICATION AND APPROVAL OF THE
APPOINTMENT OF INDEPENDENT AUDITORS

General

        The Board of Directors selected the accounting firm of PricewaterhouseCoopers LLP to serve as its independent auditor for the fiscal year ending February 28, 2004. PricewaterhouseCoopers LLP has audited the Company' financial statements since 1991. A proposal to ratify the appointment for the current year will be presented at the Meeting. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Independent Auditors Fees and Other Matters

  Audit Fees

        PricewaterhouseCoopers LLP billed the Company an aggregate of $116,853 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year, the reviews of quarterly financial information and the Company's Quarterly Reports on Form 10-Q during fiscal 2003, and the reviews of the Company's Annual Report on Form 10-K.

  Audit-Related Fees

        PricewaterhouseCoopers LLP billed the Company an aggregate of $16,256 for professional services rendered in connection with employee benefit plan audits and consultations on accounting issues for the fiscal year ended March 1, 2003.

  Financial Information Systems Design and Implementation Fees

        The Company did not engage PricewaterhouseCoopers LLP to render professional services in connection with financial information systems design or implementation for the fiscal year ended March 1, 2003.

  All Other Fees

        PricewaterhouseCoopers LLP billed the Company an aggregate of $143,170 in fees for professional services rendered in connection with tax planning and tax advice for the fiscal year ended March 1, 2003. The Audit Committee pre-approved all fees on the projects which exceeded $15,000. There were no other fees rendered by PricewaterhouseCoopers LLP for the fiscal year ended March 1, 2003.

        The Audit Committee determined that the performance of tax planning and tax advice to the Company is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

Board Recommendation and Shareholder Vote Required

        The Board of Directors recommends a vote FOR ratification of the selection of the independent auditor. Ratification of the selection requires the affirmative vote by a majority of the shares of Common Stock represented and voted at the Meeting. Shares held by persons who abstain from voting on the proposal and broker "non-votes" will not be voted for or against the proposal. Shares held by persons abstaining and broker "non-votes" will be counted in determining whether a quorum is present for purposes of voting on the proposal. If the appointment is not ratified by the shareholders, the Board of Directors is not obligated to appoint other auditors, but the Board of Directors will give consideration to such unfavorable vote.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

        Any shareholder proposals intended to be presented at the Company's next annual meeting of shareholders must be received by the Company at its office located at 2400 Xenium Lane North, Plymouth, Minnesota 55441 on or before February 13, 2004 to be considered for inclusion in the Company' proxy statement and form of proxy relating to such meeting. In addition, if the Company receives notice of a shareholder proposal after April 28, 2004, such proposal will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board of Directors for its 2004 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

OTHER MATTERS

        A copy of the Company's Annual Report on Form 10-K for the year ended March 1, 2003, is included with this Proxy Statement.

        All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Meeting in accordance with the directions given. In voting by proxy in regard to the election of the two Class 3 directors to serve until the 2006 Annual Meeting of Shareholders, shareholders may vote in favor of the nominees or withhold their votes as to the nominees or withhold their votes as to specific nominees. With respect to other items to be voted upon, shareholders may vote in favor of the item or against the item or may abstain from voting. Shareholders should specify their choices on the enclosed Proxy. Any Proxy in which no direction is specified will be voted in favor of each of the matters to be considered.

        The Board of Directors does not intend to bring any matters before the Meeting other than as stated in this Proxy Statement and is not aware that any other matters will be presented for action at the Meeting. Should any other matters be properly presented, the person named in the enclosed form of Proxy will vote the Proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the Proxy.

By Order of the Board of Directors,
William J. Prange Chairman of the Board
June 16, 2003 Minneapolis, Minnesota

1.	ELECTION OF DIRECTORS:	Class 3 Nominees 01 William J. Prange 02 James J. Fuld, Jr.	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the box provided to the right.)

V    Please fold here    V

2.	PROPOSAL TO INCREASE THE NUMBER OF SHARES AUTHORIZED UNDER THE 1997 STOCK INCENTIVE PLAN.	☐ For	☐ Against	☐ Abstain
3.	PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP as the Company's independent auditors for the Company's current fiscal year.	☐ For	☐ Against	☐ Abstain
4.	In their discretion, the Proxy Agents are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED TO THE COMPANY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3.
Address Change? Mark Box Indicate changes below:	☐	Receipt of Notice of Annual Meeting of Shareholders, Annual Report on Form 10-K for the year ended March 1, 2003 and Proxy Statement dated June 16, 2003 is hereby acknowledged by the undersigned.
		Dated:	, 2003

Signature(s) on Box

PLEASE DATE AND SIGN the enclosed proxy exactly as the name(s) appear herein and return promptly in the accompanying envelope. If the shares are held by joint tenants or as community property, both shareholders should sign.

CHRISTOPHER & BANKS CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

JULY 30, 2003

CHRISTOPHER & BANKS CORPORATION	proxy

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints William J. Prange and Andrew K. Moller, and each of them, with full power of substitution as proxies and agents (the "Proxy Agents") in the name of the undersigned, to attend the Annual Meeting of Shareholders of Christopher & Banks Corporation (the "Company") to be held at 2800 LaSalle Plaza, 800 LaSalle Avenue, Minneapolis, Minnesota on Wednesday, July 30, 2003 at 1:30 p.m. Central Time, or any adjournment thereof, and to vote the number of shares of Common Stock of the Company that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as follows.

See reverse for voting instructions.

QuickLinks

CHRISTOPHER & BANKS CORPORATION NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JULY 30, 2003
CHRISTOPHER & BANKS CORPORATION 2400 Xenium Lane North Plymouth, Minnesota 55441 PROXY STATEMENT Annual Meeting of Shareholders—July 30, 2003 INFORMATION CONCERNING SOLICITATION AND VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
PROPOSAL ONE— ELECTION OF CLASS 3 DIRECTORS
EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
Summary Compensation Table
Option Exercises and Value of Options at End of Fiscal 2003
COMPARATIVE STOCK PERFORMANCE
PROPOSAL TWO— PROPOSAL TO INCREASE THE NUMBER OF SHARES AUTHORIZED UNDER THE 1997 STOCK INCENTIVE PLAN
Equity Compensation Plan Information
PROPOSAL THREE— RATIFICATION AND APPROVAL OF THE APPOINTMENT OF INDEPENDENT AUDITORS
SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
OTHER MATTERS